Exhibit 99.1

Grom Social Enterprises Improves Working Capital with the Restructure of $4.0 Million of Buyers’ Notes

Extends term and payment of Promissory Notes originally coming due on April 2, 2020

BOCA RATON, FL, March 20, 2020 Grom Social Enterprises, Inc. (OTCQB: GRMM) ("Grom" or “the Company"), a leading social media platform and original content provider for children between the ages of 5 and 16, today announced that it has significantly strengthened its balance sheet by restructuring of $4.0 million of promissory notes that were set to mature on April 2, 2020 at terms favorable to the Company.

The $4.0 million of promissory notes were part of the consideration paid by Grom to acquire Manila, Philippines based TD Holdings, Ltd. and its subsidiary, Top Draw Animation, Inc.

“The restructuring of these $4 million of promissory notes represents another big step forward in our efforts to further strengthen our balance sheet," said Darren Marks, Chairman and Chief Executive Officer of Grom. “We believe this transaction, coupled with the $3 million in debt conversions that we completed at the end of 2019, in addition to raising and additional $1.0 million through the issuance of senior secured convertible notes, has improved our ability to successfully pursue our objectives of completing an equity capital raise, a NASDAQ listing and significant investment into monetizing our Grom Social platform and mobile application. Each of these initiatives should pave the way for creating sustainable, long-term value for our shareholders.”

About Grom Social Enterprises, Inc.

Grom is a leading social media platform and original content provider of entertainment for children between the ages of 5 and 16, providing safe and secure digital environments for kids that can be monitored by their parents or guardians. The Company has several operating subsidiaries, including Grom Social, which delivers its content through mobile and desktop environments (web portal and apps) that entertain children, let them interact with friends, access relevant news, and play proprietary games, while teaching them about being a good digital citizen. Through its subsidiary TD Holdings, Ltd., the Company owns and operates Top Draw Animation, Inc., which produces award-winning animation content for some of the largest international media companies in the world. Grom also includes Grom Educational Services, which has provided web filtering services for K-12 schools, government and private businesses. For more information, please visit gromsocial.com.

About Top Draw Animation, Inc.

Top Draw Animation, Inc. is the Company’s highly profitable award-winning animation subsidiary and the producers of top-quality animation for television markets around the world such as Tom and Jerry, My Little Pony and Disney’s Animation’s Penn-Zero: Part-Time Hero for iconic companies like Disney Television Animation, Warner Bros., Nickelodeon, Cartoon Network, Scholastic and Hasbro Toys.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends on our common stock, statements related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods and the other risks set forth in Company's filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Among other matters, the Company may not be able to sustain growth or achieve profitability based upon many factors including, but not limited to general stock market conditions. We have incurred and will continue to incur significant expenses in our expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time. All forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

Contacts:

Darren Marks

President &CEO

561-287-5776

Investor.relations@gromsocial.com

Melvin Leiner

Executive Vice President

561-287-5776